Exhibit 99.1

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS

SECOND QUARTER EARNINGS

MCLEAN, VA, August 4, 2004 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter ended June 30, 2004.

Consolidated Financial Results

For the quarter ended June 30, 2004, the Company reported consolidated total revenue of $25.3 million and consolidated net income of $2.2 million, or $.05 per diluted share. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $4.3 million, or $.11 per diluted share, for the quarter. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $4.3 million, or $.11 per diluted share, for the quarter.

For the six months ended June 30, 2004, the Company reported consolidated total revenue of $44.0 million and consolidated net income of $2.8 million, or $.07 per diluted share. FFO was $6.5 million, or $.16 per diluted share, for the six-month period. EBITDA was $5.9 million, or $.15 per diluted share, for the six-month period.

On May 10, 2004, the Company acquired the 491-room Dallas/Fort Worth Airport Marriott hotel for $59.5 million. The consolidated financial results for the second quarter 2004 include the results of operations for the hotel from its acquisition date.

“We are pleased with our consolidated results for the quarter, as our portfolio performed well and the industry continues to show signs of a solid recovery,” said James L. Francis, President and Chief Executive Officer of Highland Hospitality Corporation. “We believe that our hotels will continue to benefit from overall industry improvements, coupled with our renovation, repositioning and asset management efforts.”

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes both FFO and EBITDA to be key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures to net income is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended June 30, 2004, the Company’s eight hotels generated $25.3 million of total revenue and $6.7 million of hotel operating profit. Included in the following table are the key hotel operating statistics for the Company’s eight hotel properties for the second quarter 2004. Also included is a comparison of the hotel operating statistics for the second quarter 2004 and 2003 for the Company’s six hotel properties that were open and operating during both periods. This latter comparison does not include, for either period, hotel operating statistics for the Sugar Land Marriott hotel and Hilton Garden Inn Virginia Beach hotel, as these two hotels did not open for business until October 2003 and November 2003, respectively. The hotel operating statistics for the six hotels for the second quarter 2003 reflect the results of operations of the hotels under previous ownership.

	Quarter Ended June 30, 2004		Quarter Ended June 30, 2003
	Total	Comparable	Comparable
Occupancy %	73.4%	78.3%	76.9%
Average Daily Rate (“ADR”)	$122.44	$125.41	$119.60
Revenue per Available Room (“RevPAR”)	$89.85	$98.25	$92.02

Balance Sheet/Liquidity

As of June 30, 2004, the Company had $107.5 million of cash and cash equivalents. Total assets were $394.9 million, including $256.2 million of net investment in hotel properties, total debt was $17.0 million, and stockholders’ equity was $354.4 million.

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

During the second quarter 2004, the Company generated $2.6 million of cash flow from its operations and used $74.6 million in investing activities, primarily to acquire the Dallas/Fort Worth Airport Marriott hotel, as well as deposits related to potential acquisitions. In addition, the Company used $4.9 million in financing activities, which related to deposits on loan applications.

On June 17, 2004, the Company declared its first dividend payment to common shareholders. The dividend payment was $.13 per common share for the six months ended June 30, 2004. The dividend was paid on July 15, 2004 to stockholders of record as of June 30, 2004.

On July 9, 2004, the Company completed a $67.0 million fixed rate mortgage loan with Column Financial, Inc., an affiliate of Credit Suisse First Boston. The loan is secured by three assets: The Hyatt Regency hotel in Savannah, GA, the Renaissance Hotel and Conference Center in Portsmouth, VA and the Hilton Garden Inn BWI Airport hotel in Linthicum, MD. The term of the loan is seven years and carries an annual fixed rate of interest of 6.47%.

The Company is currently in negotiations with several financial institutions to obtain additional long-term fixed rate non-recourse property mortgage debt, as well as a revolving credit or term loan facility, to supplement the IPO proceeds in providing capital for acquisition opportunities. We intend to maintain target debt levels of 40-50% of historical asset cost. As of July 30, 2004, the Company had approximately $161 million of cash and cash equivalents available for acquisitions and general corporate needs.

Investment Outlook/Pipeline

The Company continues to actively pursue investment opportunities. Since its IPO through June 30, 2004, the Company has closed on eight hotel properties using $265 million of total consideration, payable in the form of cash, limited partnership units in

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Highland Hospitality, L.P., the Company’s operating partnership, and the assumption of debt.

During the second quarter 2004, the Company completed the following with respect to its investment pipeline:

•	On May 10, 2004, the Company acquired the 491-room Dallas/Fort Worth Airport Marriott hotel in Dallas/Fort Worth, TX for $59.5 million, or approximately $121,000 per room. The hotel was purchased from Host Marriott Corporation (NYSE:HMT) and is managed under a long-term agreement by Marriott International, Inc. (NYSE:MAR).

•	On June 25, 2004, the Company announced the signing of a definitive agreement to acquire four hotels consisting of 1,687 rooms from Wyndham International, Inc. (Amex:WBR) for $227 million, or approximately $134,500 per room. The four hotels are the 510-room Hilton hotel in Parsippany, NJ, the 495-room Crowne Plaza Ravinia hotel in Atlanta, GA, the 360-room Wyndham Wind Watch hotel in Hauppauge, Long Island, NY and the 322-room Tremont Boston – A Wyndham Historic Hotel in Boston, MA. The Company expects the transaction to close before the end of August.

On August 3, 2004, the Company announced the following with respect to its investment initiatives:

•	The acquisition of the 156-room Courtyard Savannah Historic District hotel in Savannah, GA and the 109-room Residence Inn Tampa Downtown hotel in Tampa, FL from McKibbon Hotel Group. McKibbon Hotel Management, Inc. of Tampa, FL will continue to manage both hotels under long-term agreements.

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

•	The signing of two separate definitive agreements to purchase the 299-room Omaha Marriott hotel in Omaha, NE and the 283-room Radisson Mount Laurel hotel in Mount Laurel, NJ. The Company expects to close on the two hotels within 15 – 45 days.

The combined purchase price for the four hotels consisting of 847 rooms is $81.3 million or approximately $96,000 per room.

James L. Francis stated, “We are delighted with our progress regarding our acquisition initiatives. We continue to focus on hotels that will provide us with upside through new management expertise, upgrading and renovating, franchise repositioning and intense asset management. The acquisition market remains competitive with many opportunities available to us, and we will continue to carefully allocate our capital to investments that will maximize our returns and increase stockholders’ value over the long-term.”

Dividend Outlook

The Company declared and paid its first dividend to common stockholders for the first six months of 2004 and currently anticipates that it will pay a dividend for the third quarter 2004 based on current and projected cash flow performance.

2004 Outlook

“We remain encouraged by the performance of our industry and our portfolio during the second quarter 2004,” advised Mr. Francis. “With key business travel and overall demand indicators pointing positive, we expect that the industry and our portfolio will continue to benefit from these strong fundamentals. As we have stated previously, our performance for 2004 will be based on this favorable industry environment, combined with the anticipated timing of our investments. We remain confident that we will have invested significant capital by the end of 2004 and will be positioned for continued improvements in the industry in 2005.”

[Highland Hospitality Logo Appears Here]	PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Wednesday, August 4, 2004, to discuss its second quarter 2004 financial results. The number to call for this interactive teleconference is 1 (800) 894-5910 (within the United States) and 1 (785) 424-1052 (for international calls). The conference I.D. is Highland. A playback will be available through August 11, 2004. To listen to a replay of the call, please call 1 (800) 934-2750 (within the United States) or 1 (402) 220-1142 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the second quarter 2004 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through November 4, 2004.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investments primarily in the United States. The Company owns ten hotel properties in five states with an aggregate of 2,481 rooms. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the word “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of Highland Hospitality Corporation’s control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2004	December 31, 2003
ASSETS
Investment in hotel properties, net	$256,210	$147,562
Deposits on hotel property acquisitions	11,950	—
Cash and cash equivalents	107,498	225,630
Restricted cash	3,377	—
Accounts receivable, net	5,968	2,917
Prepaid expenses and other assets	5,003	3,379
Deposits on loan applications	4,940	—

Total assets	$394,946	$379,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage loan	$17,000	$—
Accounts payable and accrued expenses	8,740	6,936
Payable to affiliates	316	8,832
Dividends/distributions payable	5,323	—
Other liabilities	631	—

Total liabilities	32,010	15,768

Minority interest in operating partnership	8,496	8,457
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at June 30, 2004 and December 31, 2003	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 39,982,011 shares and 39,882,500 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	400	399
Additional paid-in capital	366,639	365,454
Unearned compensation	(7,486)	(7,917)
Accumulated deficit	(5,113)	(2,673)

Total stockholders' equity	354,440	355,263

Total liabilities and stockholders' equity	$394,946	$379,488

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
REVENUE
Rooms	$16,430	$28,543
Food and beverage	7,897	13,784
Other	927	1,661

Total revenue	25,254	43,988

EXPENSES
Hotel operating expenses:
Rooms	3,518	6,090
Food and beverage	5,740	10,488
Other direct	594	1,077
Indirect	8,688	15,826

Total hotel operating expenses	18,540	33,481
Depreciation and amortization	2,132	3,726
Corporate general and administrative:
Stock-based compensation	884	1,590
Other	1,472	2,963

Total operating expenses	23,028	41,760

Operating income	2,226	2,228

Interest income	294	675
Interest expense	336	646

Income before minority interest in operating partnership and income taxes	2,184	2,257

Minority interest in operating partnership	(52)	(66)
Income tax benefit	26	567

Net income	$2,158	$2,758

Earnings per share:
Numerator:
Net income	$2,158	$2,758
Less: dividends on unvested restricted common stock	(116)	(116)

Net income after dividends on unvested restricted common stock	$2,042	$2,642

Denominator:
Weighted average number of common shares outstanding – basic	39,084,890	39,082,449
Weighted average number of common shares outstanding – diluted	39,295,778	39,358,064

Earnings per share:
Basic	$0.05	$0.07
Diluted	$0.05	$0.07

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FFO AND EBITDA

(in thousands, except per share data)

The following table reconciles net income to FFO for the three and six months ended June 30, 2004:

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Net income	$2,158	$2,758
Add: Depreciation and amortization	2,132	3,726

FFO	$4,290	$6,484

FFO per share:
Basic	$0.11	$0.17
Diluted	$0.11	$0.16

The following table reconciles net income to EBITDA for the three and six months ended June 30, 2004:

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Net income	$2,158	$2,758
Add: Depreciation and amortization	2,132	3,726
Interest expense	336	646
Less: Interest income	(294)	(675)
Income tax benefit	(26)	(567)

EBITDA	$4,306	$5,888

EBITDA per share:
Basic	$0.11	$0.15
Diluted	$0.11	$0.15